                            Exhibit 3.1

Electronic Articles of Incorporation
                            For

BIOMETRIX INTERNATIONAL, INC.
The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:
BIOMETRIX INTERNATIONAL, INC.

Article II
The principal place of business address:
17111 KENTON DRIVE
SUITE 1008
CORNELIUS, NC. US 28031

The mailing address of the corporation is:
17111 KENTON DRIVE
SUITE 1008
CORNELIUS, NC. US 28031

Article III
The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is:
200,000,000 SHARES AUTHORIZED, $001 PAR

Article V
The name and Florida street address of the registered agent is:
MICHAEL BONGIOVANNI
555 5. POWERLINE ROAD
POMPANO BEACH, FL. 33069

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MICHAEL BONGIOVANNI

Article VI
The name and address of the incorporator is:
MICHAEL BONGIOVANNI
555 5. POWERLINE ROAD
POMPANO BEACH, FL 33069

Incorporator Signature: MICHAEL BONGIOVANNI

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:
Title: P, D
MICHAEL BONGIOVANNI
17111 KENTON DRIVE, STE 100B
CORNELIUS, NC. 28031 US

Title: VP
JOHN PHELPS
17111 KENTON DRIVE, STE 100B
CORNELIUS, NC. 28031 US